THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                     SERIES 89 AND SERIES 90

                         TRUST AGREEMENT

                      Dated:  May 21, 2003

     This Trust Agreement among First Trust Portfolios, L.P., as Depositor, JPMorgan Chase Bank, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust GNMA, Series 62 and subsequent Series, effective December 19, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. Effective June 27, 2002, Nike Securities L.P., a party to the Standard Terms and Conditions of Trust, changed its name to First Trust Portfolios, L.P. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST


   FOR THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                            SERIES 89

     The following special terms and conditions are hereby agreed to:

    (A)   The  Securities defined in Section  1.01(5)  listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

    (B)   The  number  of  Units  in the  Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Initial Number of Units" in the Prospectus.

    (C) For the Trust the First General Record Date shall be set forth under "Summary of Essential Information" in the Prospectus.

    (D) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

    (E)    For  the  Trust the Record Dates and the  Distribution
Dates shall be set forth under "Summary of Essential Information" in the Prospectus.

    (F) First Trust Advisors L.P.'s compensation as referred to in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $0.48 per 100 Units.

    (G) The first sentence of Section 4.03. shall be amended to read as follows:

     "As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount of $0.30 per 100 Units, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year), plus for each issue of underlying Securities in excess of 50 issues (treating separate maturities as separate issues), the Evaluator shall receive an additional $0.25 per evaluation per issue. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee may rely, and shall be charged against the Interest and/or Principal Accounts, in accordance with Section 3.05."

     (H) The first two sentences of Section 6.04 shall be deleted and the following shall be substituted therefor:

     "For services performed under this Indenture the Trustee shall be an annual fee in the amount of $0.97 per 100 Units, accrued daily, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be prorated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation."

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

   FOR THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                            SERIES 90

     The following special terms and conditions are hereby agreed to:

    (A)   The  Securities defined in Section  1.01(5)  listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

    (B)   The  number  of  Units  in the  Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Initial Number of Units" in the Prospectus.

    (C) For the Trust the First General Record Date shall be set forth under "Summary of Essential Information" in the Prospectus.

    (D) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

    (E)    For  the  Trust the Record Dates and the  Distribution
Dates shall be set forth under "Summary of Essential Information" in the Prospectus.

    (F) First Trust Advisors L.P.'s compensation as referred to in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $0.48 per 100 Units.

    (G) The first sentence of Section 4.03. shall be amended to read as follows:

     "As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount of $0.30 per 100 Units, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year), plus for each issue of underlying Securities in excess of 50 issues (treating separate maturities as separate issues), the Evaluator shall receive an additional $0.25 per evaluation per issue. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee may rely, and shall be charged against the Interest and/or Principal Accounts, in accordance with Section 3.05."

     (H) The first two sentences of Section 6.04 shall be deleted and the following shall be substituted therefor:

     "For services performed under this Indenture the Trustee shall be an annual fee in the amount of $0.97 per 100 Units, accrued daily, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be prorated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation."

                            PART III

     (A) Any reference in the Standard Terms and Conditions of Trust to "per 1,000 Units" shall be amended to read "per 100
Units," and any reference to "$1 per Unit" shall be amended to read "$10 per Unit."

     (B)  Section 1.01(1) shall be amended to read as follows:

                 "(1)   "Depositor"  shall   mean   First   Trust
Portfolios, L.P. and its successors in interest, or any successor depositor appointed as hereinafter provided."

     (C)  Section 1.01(2) of the Standard Terms and Conditions of
Trust shall be amended to read as follows:

          "(2) "Trustee" shall mean the JPMorgan Chase Bank, or any successor trustee as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to JPMorgan Chase Bank.

     (D)  Section 1.01(4) of the Standard Terms and Conditions of
Trust shall be amended to read as follows:

                "(4)   "Portfolio  Supervisor" shall  mean  First
          Trust Advisors L.P. and its successors in interest,  or
          any   successor  portfolio  supervisor   appointed   as
          hereinafter provided."

     (E) The first and second paragraphs of Section 2.01 are hereby restated in their entirety as follows:

     Section 2.01. Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Obligations relating to such Securities to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedule A which were not actually delivered concurrently with the execution and delivery to the Trust Agreement and which were represented by Contract Obligations to the Trustee within 10 calendar days after said execution and delivery (the "Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the letter of credit, if any, apply the monies in accordance with Section 3.03(b), and the Depositor shall forthwith take the remedial action specified in Section 3.13. If the Depositor does not take the action specified in Section 3.13 within 10 calendar days of the end of the Delivery Period, the Trustee shall forthwith take the action specified in Section 3.13.

          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a letter of credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities in the form attached hereto as Schedule B delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

    (F) Section 2.01 is hereby amended to include the following subsection:

                "(c) In connection with the deposits described in
     Section 2.01 (a) and (b), the Depositor has, in the case  of
     Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, will, deposit cash and/or letter(s) of credit (meeting the conditions set forth in Section 2.07) in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Securities which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available letter of credit. The Trustee may allow the Depositor to substitute for any letter(s) of credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the letter(s) of credit relates. Any substituted letter(s) of credit shall be released by the Trustee. The Trustee may deposit such cash or cash drawn on the letter of credit in a non-interest bearing account for the Trust."

     (G) The third paragraph of Section 2.01 is hereby amended as subsection (d).

     (H) The following Section 2.07 shall be added immediately after Section 2.06.

     "Section 2.07. Letter of Credit. The Trustee shall not accept any letter of credit under this Indenture unless the stated expiration date of the letter of credit is at least thirty days from the respective date of deposit of Contract Obligations pursuant to Section 2.01(a) or 2.01(b). The Trustee is authorized to downpost the amount available under the letter of credit, if any, deposited by the Depositor by an amount equal to the purchase price of Contract Obligations representing Securities delivered to the Trust on the date of delivery of such Securities."

     (I)    Section 3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

     "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Principal
Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this
Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not late than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payments, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation  of the portfolio and audit of the Trust,  the  initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."

     (J) Section 3.05(d) of Article III of the Standard Terms and Conditions of Trust is hereby replaced with the following:

                "Section 3.05(d) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to First Trust Advisors L.P. the amount that it is entitled to receive pursuant to Section 3.14."

     (K) Section 3.06(B)(3) is amended in its entirety to read as follows:

                "(3)   the  amount  paid  for  purchases  of  New
          Securities,   Replacement  Securities  or  Reinvestment
          Securities pursuant to Section 3.13 and for redemptions pursuant to Section 5.02."

     (L).  Section  3.07 of the Standard Terms and Conditions  of
Trust  is  amended to delete the word "or" at the end of  Section
3.07(g) and add the following after Section 3.07(h):

     ";(i) that such sale is required due to Units tendered for redemption; or
      (j) that the sale of Securities is necessary or advisable in order to maintain the qualification of the Trust as a "regulated investment company" in the case of a Trust which has elected to qualify as such."

     (M)   The  title  of  Section 3.13 of  Article  III  of  the
Standard Terms and Conditions of Trust is hereby amended in its entirety to read as follows:

                "Section  3.13.  Limited Replacement  of  Special
          Securities;  Replacement  Securities;  Reinvestment  of
          Principal."

     (N)   Section 3.13 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended by inserting the following paragraphs immediately preceding the last paragraph of such
Section:

                If the Prospectus related to the Trust specifies the reinvestment of principal, from the Initial Date of Deposit until such time as the Depositor notifies the Trustee in writing that such action is impractical (the "Reinvestment Period"), the Trustee shall, as directed by the Depositor, enter into contracts (which the Depositor shall have approved as satisfactory in form and substance) to purchase obligations to be held as Securities hereunder as part of the Trust Fund (the "Reinvestment Securities") and shall pay for the same with the moneys held in the Principal Account representing the payment or prepayment of principal on the underlying Securities to the extent that such proceeds are not required for the purpose of redemption of Units or other charges to the Principal Account then pending. In giving such direction, the Depositor shall determine that the Reinvestment Securities to be acquired pursuant to such contract are taxable, mortgage-backed securities of the modified pass-through type, fully guaranteed as to principal and interest by the Government National Mortgage Association and are substantially similar as to maturity and interest rates as the Securities upon which the principal used to purchase such Reinvestment Securities was received.

                 The Trustee may purchase the Reinvestment Securities for deposit in the Trust Fund directly from market makers in such Securities or may retain the Depositor or other brokers to purchase the Reinvestment Securities and pay them usual and customary brokerage commissions for such transactions. Funds remaining in the Principal Account subsequent to a purchase of Reinvestment Securities will remain in such Account until such time as they can be invested into additional Reinvestment Securities. During the Reinvestment Period, amounts in the Principal Account which, the Depositor determines and so notifies the Trustee in writing or via facsimile, are (a) unable to be invested into Reinvestment Securities or (b) are required to be distributed for "regulated investment company" tax purposes shall be distributed on the next semi-annual distribution date, June 30 and December 31 of each year, to Unit holders of record on June 1 and December 1, respectively.

               At such time as the Depositor shall determine that the reinvestment of cash from the Principal Account into Reinvestment Securities shall no longer be practical, the Depositor shall notify the Trustee, in writing, that the Reinvestment Period is terminated. Upon termination of the Reinvestment Period, unreinvested amounts remaining in the Principal Account and amounts subsequently credited to the Principal Account shall be distributed in accordance with Section 3.05."

     (O)   The  last  paragraph of Section 3.13 of  the  Standard
Terms and Conditions of Trust is replaced as follows:

                "Whenever a New Security is acquired by the Depositor pursuant to the provisions of this Section 3.13, the Trustee shall, within five days thereafter, mail to all Holders of Units of the respective Trust Fund notice of such acquisition, including an identification of the failed Special Security and the New Security acquired.

                The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any direction of the
          Depositor provided in this Section 3.13, and in the absence of such direction the Trustee shall have no duty to make any purchase. The Depositors shall not be liable for errors of judgment in respect of this
          Section 3.13; provided however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

     (P)   Section  3.14 of the Standard Terms and Conditions  of
Trust shall be replaced with the following:

          "As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, and for providing bookkeeping and other administrative services of a character described in 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in
     Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received for such services rendered to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. of supplying such services in such year."

     Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and Principal Accounts in accordance with Section 3.05.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

     Any moneys payable to First Trust Advisors L.P. pursuant to this Section 3.14 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 6.04 herein."

     Except  as  the  context  otherwise  requires,  First  Trust
Advisors L.P. shall be subject to the provisions of Section  4.05 herein in the same manner as it would if it were the Evaluator.

     (Q) All provisions regarding the Distribution Date included in Section 3.05 of Article III of the Standard Terms and Conditions of Trust are hereby amended to change the Distribution Date from the first day of the month following the Record Date to the last day of the month in which the Record Date occurs.

     (R)   Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.16:

          "Section 3.16. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Principal Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Principal Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g)(ii), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     (S)   Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by adding the following new Section 3.17:

     "Section  3.17.   Creation  and  Development  Fee.   If  the
Prospectus related to the Trust specifies a creation and development fee, the Trustee shall, at the conclusion of the primary offering period for a Trust, as certified by the Depositor to the Trustee withdraw from the Capital Account, an amount equal to the entire creation and development fee and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The payment provided for in this section shall be for the account of Unit holders of record at the conclusion of the primary offering period and shall have no effect on the net asset value of Trust Units prior to such date. If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the creation and development fee shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to
Section 6.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unit holders. The Depositor agrees to reimburse the Trust and any Unit holder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules."

     (T)   Notwithstanding anything to the contrary  in  Sections
3.16 and 4.05 of the Standard Terms and Conditions of Trust, so long as First Trust Portfolios, L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

     (U)   Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

            (i)   The  fourth sentence of the first paragraph  of
     Section  5.01 shall be amended by deleting the  phrase  "and
     (iii)" and adding the following, "(iii) amounts representing unpaid accrued organization costs, and (iv)"; and

          (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

          "The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with
     Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trust in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

     (V)   The  first sentence of the first paragraph of  Section
5.02 of the Standard Terms and Conditions of Trust shall be replaced with the following:

     "Any Unit evidenced by a Certificate tendered for redemption by a Certificateholder or his duly authorized attorney or any Unit held in uncertificated form tendered by a Holder of Units or his duly authorized attorney by means of an appropriate request for redemption in a form approved by the Trustee to the Trustee at its unit investment trust office in the City of New York, shall be paid by the Trustee on the third business day following the day on which tender for redemption is made in proper form (being herein called the "Redemption Date").

     (W)  The third paragraph of Section 6.02 of the Standard
Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

     "The Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

           The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

     (X) The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

     "The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee."

     (Y)   The  third sentence of the second paragraph of Section
8.02 shall be replaced with the following:

     "Commencing no earlier than nine business days prior to the termination of the Trust, the Trustee will liquidate the Securities during such period and in such daily amounts as the Depositor shall direct, and shall:"

     IN WITNESS WHEREOF, First Trust Portfolios, L.P., JPMorgan Chase Bank, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                             FIRST TRUST PORTFOLIOS, L.P.,
                               Depositor


                             By    Robert M. Porcellino
                                   Senior Vice President


                             JPMorgan Chase Bank, Trustee


                             By    Joan A. Currie
                                   Vice President
(SEAL)

Attest:


Arkadiy Zavulunov
Assistant Vice President

                              SECURITIES EVALUATION SERVICE,
                                INC., Evaluator


                              By   James Couture
                                   President
 (SEAL)

Attest:


James G. Prince
Vice President and
Assistant Secretary
                              FIRST TRUST ADVISORS L.P.,
                                Portfolio Supervisor


                              By   Robert M. Porcellino
                                   Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                      SECURITIES DEPOSITED
                               IN

     THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                     SERIES 89 AND SERIES 90

(Note:Incorporated  herein and made a  part  hereof  is  the
      "Portfolio" for Series 89 and Series 90 as set forth in the Prospectus and any other securities that may be deposited subsequent to the Initial Date of Deposit pursuant to this Trust Agreement.)


                  SCHEDULE B TO TRUST AGREEMENT

      THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST "GRIT",
                    SERIES 89 AND SERIES 90

           NOTICE OF DEPOSIT OF ADDITIONAL SECURITIES

     Dated: May 21, 2003


     Pursuant to Section 2.01 of the Trust Agreement dated May 21, 2003 among First Trust Portfolios, L.P., as Depositor, JPMorgan Chase Bank, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor (the "Trust Agreement"), the Depositor hereby certifies to the Trustee as follows:

          (a) The additional securities listed in Appendix A hereto are hereby deposited in trust and have a substantially equal percentage relationship between the principal amounts of the Securities of specified interest rates and years of maturity as specified in the Trust's prospectus dated May 21, 2003.

          (b)    In  accordance with Section 2.03  of  the  Trust
     Agreement, an additional ______________ Units should be issued as a result of the deposit referred to in (a) above. Taking into account the above Units, the total number of Units in the Trust issued as of the date of this notice is_____________

          (c) Taking into account that Units issued in (b) above, the fractional undivided interest in and ownership of the Trust represented by each Unit is _________


                              FIRST TRUST PORTFOLIOS, L.P.


                              By